UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2009

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

000-53367
(Commission File Number)

20-3825987
 (IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California  92123
 (Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2009, Dot VN, Inc., a Delaware corporation (the “Company”), entered into the Second Amendment to Office Lease Agreement (the “Office Lease Amendment”) with LJ Balboa, LP, a California limited partnership, pursuant to which the Company leases its approximately 3,148 square feet headquarters at 9449 Balboa Avenue, Suite 114, San Diego, California.  The Office Lease Amendment extends the lease term thirteen months to September 30, 2010.  Rent during the extended term aggregates $80,463 which is a 9.0% savings over the current lease rate.

Item 8.01	Other Events.

On August 11, 2009, Dot VN, Inc. issued a press release announcing that the Company’s CEO has been invited to present at the Rodman & Renshaw 11th Annual Global Investment Conference.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.41	Second Amendment to Office Lease Agreement by and between the Company and LJ Balboa, LP a California limited partnership dated August 6, 2009
99.1	Press Release dated August 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC. (Registrant)

Date: August 11, 2009	By:	/s/ Louis P. Huynh
Name: Louis P. Huynh
Title: General Counsel, Executive Vice President of Operations and Business Development, and Corporate Secretary

Exhibit Index

No.	Description

10.41	Second Amendment to Office Lease Agreement by and between the Company and LJ Balboa, LP a California limited partnership dated August 6, 2009
99.1	Press Release dated August 11, 2009.